UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 6, 2009
Symantec Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA	95014
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code (408) 517-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.01

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 6, 2009, Symantec Corporation (the “Company”) and John W. Thompson entered into a letter agreement reflecting Mr. Thompson’s new responsibilities following his previously-announced retirement as Symantec’s Chief Executive Officer effective April 3, 2009. Pursuant to the letter agreement, Mr. Thompson will remain Chairman of Symantec’s Board of Directors and will receive a salary of $500,000 per annum beginning on April 4, 2009. In addition, the letter agreement provides that Mr. Thompson is eligible for severance benefits under the Symantec Corporation Severance Plan. Mr. Thompson shall not be eligible to participate in any of Symantec’s bonus plans for fiscal years beginning on or after April 4, 2009.
The foregoing description is qualified in its entirety by the full text of Mr. Thompson’s letter agreement, which is filed as Exhibit 10.01 hereto and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.01	Letter Agreement, dated April 6, 2009, between Symantec Corporation and John W. Thompson

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
Date: April 9, 2009	By:	/s/ Scott C. Taylor
Scott C. Taylor
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

10.01	Letter Agreement, dated April 6, 2009, between Symantec Corporation and John W. Thompson